THIRD AMENDMENT TO CREDIT AGREEMENT
dated as of
August 24, 2005
among
ASHFORD HOSPITALITY LIMITED PARTNERSHIP,
as Borrower,
ASHFORD HOSPITALITY TRUST, INC.,
ASHFORD OP GENERAL PARTNER LLC,
ASHFORD OP LIMITED PARTNER LLC,
ASHFORD TRS CORPORATION,
ASHFORD TRS II LLC, and
THE BORROWING BASE SUBSIDIARIES PARTY HERETO,
as Guarantors,
THE LENDERS PARTY HERETO,
CALYON NEW YORK BRANCH,
as Administrative Agent and Sole Lead
Arranger and Book Manager,
and
MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services, Inc.,
as Syndication Agent

     THIRD AMENDMENT TO CREDIT AGREEMENT dated as of August 24, 2005 (this “Amendment”), among ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), the Guarantors as of the date hereof, the Lenders as of the date hereof, CALYON NEW YORK BRANCH, as administrative agent for the Lenders (in its capacity as administrative agent for the Lenders, together with any permitted successor administrative agent, the “Administrative Agent”) and sole lead arranger and book manager, and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services, Inc., as syndication agent (in such capacity, the “Syndication Agent”).
          WHEREAS, Borrower, Guarantors, Administrative Agent, Syndication Agent and Lenders are parties to that certain Credit Agreement dated as of February 5, 2004, as modified by that certain (i) Joinder Agreement and Ratification dated as of March 24, 2004, (ii) Joinder Agreement and Ratification dated as of May 17, 2004, (iii) First Amendment to Credit Agreement dated as of August 17, 2004, (iv) Borrowing Base Release Agreement dated as of September 2, 2004, (v) Joinder Agreement, Ratification and Amendment to Credit Agreement dated as of October 1, 2004, (vi) Joinder Agreement and Ratification dated as of January 21, 2005, (vii) letter agreement dated May 31, 2005 among the parties to the Credit Agreement, and (viii) Second Amendment to Credit Agreement dated as of May 31, 2005 (as so modified, the “Existing Credit Agreement”) (all capitalized terms used but not defined herein shall have the meaning set forth in the Existing Credit Agreement); and
          WHEREAS, Borrower, Guarantors, Administrative Agent, Syndication Agent and Lenders desire to increase the maximum amount of the credit facility, subject to the terms of the Existing Credit Agreement, as amended hereby, to $100,000,000 and to amend certain other provisions of the Existing Credit Agreement as set forth herein.
          NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
AMENDMENT TO THE EXISTING CREDIT AGREEMENT
          SECTION 1.01. Additional Definitions. The following definitions are hereby added to the Existing Credit Agreement:
     (a) “Fixed Charge Coverage Ratio” means, for any fiscal period of the REIT, the ratio of (a) Adjusted EBITDA for such fiscal period to (b) the sum of (i) Interest Expense for such fiscal period, (ii) Principal Expense for such fiscal period and (iii) the aggregate amount of all dividend payments that become due and payable by the REIT and its Consolidated Subsidiaries during such fiscal period to the holders of preferred shares (excluding Security Capital convertible preferred dividends).

     (b) “Principal Expense” means, with respect to any fiscal period as applicable to the REIT and its Consolidated Subsidiaries, the aggregate amount of all regularly scheduled principal payments that become due and payable by the REIT and its Consolidated Subsidiaries during such fiscal period, determined on a Consolidated basis in accordance with GAAP, and including in any event the portion of any Capitalized Lease Obligation allocable to principal and payments of principal in kind, provided, that, in clarification of the foregoing, no non-regularly scheduled payments, such as balloon payments, shall constitute a “Principal Expense”.
          SECTION 1.02. Amendments. The Existing Credit Agreement is hereby amended as follows:
     (a) The definition of “Applicable Margin” is hereby deleted in its entirety and replaced with the following:
     “Applicable Margin” means with respect to Loans maintained as (a) Base Rate Loans, one and one-quarter of one percent (1.25%) per annum and (b) LIBOR Loans, (i) one and ninety-five one-hundredths of one percent (1.95%) if the Loan-to-NOI Ratio is greater than 7.0:1.0, (ii) one and eighty one-hundredths of one percent (1.80%) if the Loan-to-NOI Ratio is greater than or equal to 6.0:1.0 but less than or equal to 7.0:1.0, and (iii) one and sixty one-hundredths of one percent (1.60%) if the Loan-to-NOI Ratio is less than 6.0:1.0, in each of the foregoing cases, as confirmed by, and effective as of the date of, the notice by the Administrative Agent to the Borrower of any adjustment delivered pursuant to Section 5.01(e) hereof (or, if any financial statements, computations or certificates required pursuant to Section 5.01(c) or (e)(i) hereof are not delivered to the Administrative Agent within the time required pursuant to said Sections, as of any date that the Administrative Agent notifies the Borrower in writing (which notice may be by facsimile transmission to the Borrower only) of such adjustment).”
     (b) The definition of “Commitment Fee Rate” is hereby deleted in its entirety and replaced with the following:
     “‘Commitment Fee Rate’ means, at any time, the per annum rate equal to (i) if the aggregate Revolving Credit Exposures of the Lenders at such time is less than or equal to one-half (1/2) of the Maximum Revolver Amount, thirty-five one-hundredths of one percent (0.35%) and (ii) if the aggregate Revolving Credit Exposures of the Lenders is greater than one-half (1/2) of the Maximum Revolver Amount at such time, one-fifth of one percent (0.20%).”
     (c) The definition of “Implied Debt Service” is hereby deleted in its entirety and replaced with the following:
     “‘Implied Debt Service’ means, as of any date, the greater of (a) the aggregate amount of debt service payable at the interest rate in effect hereunder as of such date, determined on a weighted average basis based on the respective principal balances of each Loan and any LC Exposure, with respect to a principal amount equal to the aggregate Revolving Credit Exposure as of such date, and (b) the aggregate amount of all principal and interest payments that would be payable based on a principal amount equal to the aggregate Revolving Credit Exposure as of such date, a 25-year mortgage-style amortization schedule and an interest rate equal to the greater of (i) (x) for the period ending on and including August 16, 2007, six and one-half of one percent (6.50%), (y) for the period from and including August 17, 2007 and ending on and including August 16, 2008 six and three-quarters of one percent (6.75%) and (z) for each of the First Extension Period and Second Extension Period, seven percent (7.0%), and (ii) one and three-quarters of one percent (1.75%) in excess of the then most-recently published annual yield to maturity of the U.S. Treasury Constant Maturity Series with a ten (10) year maturity, as such yield is reported on such date in the “Federal Reserve Statistical Release H.15 – Selected Interest Rates”, or any successor publication, published by the Board in effect on the date of calculation (and in the event such rate per annum is no longer available, the rate described in this clause (ii) shall be one and three-quarters of one percent (1.75%) in excess of the most-recent per annum rate equal to the annual yield to maturity on a comparable debt security with a ten (10) year maturity issued by the Federal National Mortgage Association, as determined by the Administrative Agent).”
     (d) The definition of “Implied Loan Amount” is hereby deleted in its entirety and replaced with the following:
     “‘Implied Loan Amount’ means the aggregate amount of the Revolving Credit Exposure which would result in a Debt Service Coverage Ratio of 1.4:1.0.”
     (e) The definition of “Implied Loan Constant Rate” is hereby deleted in its entirety.
     (f) The definition of “Initial Maturity Date” is hereby deleted in its entirety and replaced with the following:
     “‘Initial Maturity Date’ means August 16, 2008.”
     (g) The definition of “Interest Expense” is hereby amended by inserting the following immediately after the text “Rate Agreement” in the last line thereof:
          “, but shall in any event exclude non-recurring interest expenses which may be defined as interest expense under GAAP, including prepayment fees and premiums, exit fees, defeasance costs and charges and sums similar in nature”
     (h) The definition of “Maximum Revolver Amount” is hereby deleted in its entirety and replaced with the following:

          “‘Maximum Revolver Amount’ means $100,000,000, as such amount may be increased from time to time in accordance with Section 2.09 hereof or reduced from time to time in accordance with Section 2.08 hereof; provided, however, the Maximum Revolver Amount shall at no time exceed $150,000,000.”
     (i) The definition of “Obligations” is hereby amended by deleting the text “ (i.e., the amount of $60,000,000 as it may be increased to up to $75,000,000 pursuant to Section 2.09 hereof)” therein and replacing it with the text “(i.e., the amount of $100,000,000 as it may be increased to up to $150,000,000 pursuant to Section 2.09 hereof)”.
     (j) Section 2.08(b) is hereby amended by changing the reference to “$30,000,000” therein to “$50,000,000”.
     (k) Section 2.09(a) is hereby amended by changing the references to “$15,000,000” in the last sentence thereof to “$50,000,000” and the reference to “$5,000,000” in the last sentence thereof to “$15,000,000”.
     (l) Section 2.21(a) is hereby deleted in its entirety and replaced with the following:
          “Generally. Subject to the conditions set forth in Section 2.21(b) and (c) hereof, the Borrower shall have two (2) options to extend the Maturity Date. The first option shall be exercisable as provided in Section 2.21(b) hereof and shall extend the Initial Maturity Date to August 16, 2009 (such extension period is referred to herein as the “First Extension Period”). The second option shall be exercisable as provided in Section 2.21(c) hereof and shall extend the Maturity Date to August 16, 2010 (such extension period is referred to herein as the “Second Extension Period”).”
     (m) Clauses (ii) and (iv) of Section 2.21(b) are hereby amended by changing the references to “June 30, 2007” therein to “June 30, 2008”.
     (n) Clauses (ii) and (iv) of Section 2.21(c) are hereby amended by changing the references to “June 30, 2008” therein to “June 30, 2009”.
     (o) Section 5.01(e) is hereby amended by adding the text “, Fixed Charge Coverage Ratio” immediately after the text “Interest Coverage Ratio” therein.
     (p) Section 6.13 is hereby deleted in its entirety and replaced with the following:
          “Interest Coverage Ratio and Fixed Charge Ratio. The Borrower will not permit or suffer the Interest Coverage Ratio for each period of four (4) consecutive fiscal quarters ended on the last day of each fiscal quarter to be less than 1.75:1. The Borrower will not permit or suffer the Fixed Charge Coverage Ratio for each period of four (4)

consecutive fiscal quarters ended on the last day of each fiscal quarter to be less than 1.25:1.”
ARTICLE II
REPRESENTATIONS AND WARRANTIES
          Borrower and each Guarantor hereby represents and warrants to the Administrative Agent, the Syndication Agent and the Lenders as follows:
          SECTION 2.01. Existence and Power. Each such Credit Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary powers required to enter into this Amendment and to perform its obligations under the Existing Credit Agreement, as amended hereby.
          SECTION 2.02. Authorization; No Contravention. The execution and delivery by each such Credit Party of this Amendment and the performance of the Existing Credit Agreement, as amended hereby, (a) are within its powers and have been duly authorized by all necessary action, (b) require no action by or in respect of, or filing with, any Governmental Authority, any property manager or other third party, (c) do not contravene, or constitute a breach of or default under, any provision of applicable law or regulation, any of its constitutive documents or of any judgment, injunction, order, decree, permit, license, note, mortgage, agreement or other material instrument binding upon such Person or any of its Subsidiaries or their respective assets and (d) do not result in the creation or imposition of any Lien on any asset of any Credit Party or any of its Subsidiaries (except the Security Interests).
          SECTION 2.03. Binding Effect. This Amendment has been duly executed and delivered by such Credit Party and the Existing Credit Agreement, as amended hereby, constitutes the valid and binding agreement of each such Credit Party, in each case enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.
          SECTION 2.04. Representations and Warranties in Financing Documents. Without limiting the foregoing, all representations and warranties of such Credit Party set forth in the Existing Credit Agreement, as amended hereby, and the other Financing Documents, are, giving effect to this Amendment, true and correct in all material respects as of the date hereof, provided that any such representations and warranties that by their express terms are made as of a specific date are true and correct in all material respects as of such specific date. In connection with the foregoing representations and warranties, Exhibits B, C, E, F, G, H and I of the Credit Agreement are each hereby amended to include the information set forth on Exhibits B, C, D, E, F, G and H, respectively, attached hereto, the date of September 30, 2003 set forth in clauses (a) and (b) of Section 3.04 of the Credit Agreement shall refer to June 30, 2005, the reference to “the date hereof” set forth in clause (i) of Section 3.04 of the Credit Agreement shall refer to the date of this Amendment, and the reference to the Effective Date set forth in Section 3.19 of the Credit Agreement shall refer to the date of this Amendment.
ARTICLE III
MISCELLANEOUS
          SECTION 3.01. Effectiveness of Change of Commitment Fee Rate. The modification of the Commitment Fee Rate set forth in Section 1.02 hereof shall be effective only as of the date hereof and shall not reduce or otherwise modify the amount of the Commitment Fee accrued through the date hereof determined on the basis of the Commitment Fee Rate under the Existing Credit Agreement. The portion of the Commitment Fee due and payable on September 30, 2005 shall be determined on the basis of the Commitment Fee Rate under the Existing Credit Agreement for the period ending on the day immediately preceding the date hereof and on the basis of the Commitment Fee Rate as modified by this Amendment for the period commencing on the date hereof and ending on September 30, 2005. Thereafter, the Commitment Fee shall be determined on the basis of the Commitment Fee Rate as amended by this Amendment.
          SECTION 3.02. Effectiveness of Change of Applicable Margin. The modification of the Applicable Margin set forth in Section 1.02 hereof shall be effective only as of the date hereof and shall not reduce or otherwise modify the amount of interest that has accrued through the date hereof determined on the basis of the Base Rate and/or the Adjusted LIBO Rate, as applicable, and the Applicable Margin under the Existing Credit Agreement. The portion of interest due and payable on September 1, 2005 shall be determined on the basis of the Base Rate and/or the Adjusted LIBO Rate, as applicable, and the Applicable Margin under the Existing Credit Agreement for the period ending on the day immediately preceding the date hereof and on the basis of the Base Rate and/or the Adjusted LIBO Rate, as applicable, and the Applicable Margin as modified by this Amendment for the period commencing on the date hereof and ending on September 1, 2005. Thereafter, the Applicable Margin shall be determined on the basis of the Applicable Margin as amended by this Amendment.
          SECTION 3.03. Lenders’ Commitments. The Commitment of each Lender as of the date hereof, giving effect to this Amendment, is set forth below each Lender’s signature on the signature page hereof.
          SECTION 3.04. Fee. In consideration of, and as a condition precedent to, Lenders’ entering into this Amendment, Borrower shall pay to Administrative Agent for the benefit of each Lender (pro rata share based on their Commitments) the amount of $320,000.
          SECTION 3.05. No Other Amendments. Except as amended hereby, the Existing Credit Agreement remains unmodified. As amended hereby, the Existing Credit Agreement remains in full force and effect. Each Credit Party ratifies and reaffirms the obligations, waivers and covenants made under the Existing Credit Agreement, as amended hereby, and the other Financing Documents. Without limiting the foregoing, the Guarantors acknowledge and agree that the Guaranteed Obligations include the Obligations, as amended hereby, and that the Financing Documents remain in full force and effect and shall secure and otherwise apply to the Guaranteed Obligations and all other terms of the Existing Credit Agreement, as amended hereby.
          SECTION 3.06. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
          SECTION 3.07. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 3.08. Headings, Etc. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
          SECTION 3.09. Governing Law. This Amendment shall be governed by, and construed in accordance with, the substantive laws of the State of New York.
          SECTION 3.10. Waiver of Trial by Jury. Each party hereto hereby expressly and unconditionally waives any and every right either party may have to a trial by jury, in any suit, action or proceeding brought under or with respect to this Amendment.
          SECTION 3.11. Post-Closing Obligation. Within thirty (30) days of the date hereof, Borrower shall deliver to Agent a fully-paid endorsement issued by Chicago Title Insurance Company to Agent’s title policy with respect to the Mortgage on Ashford Atlantic Beach LP’s property in Duval County, Florida with respect to the amendment to the Mortgage being executed and delivered by Ashford Atlantic Beach LP concurrently herewith in form and substance acceptable to Agent.
[The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

ASHFORD HOSPITALITY LIMITED PARTNERSHIP

By:	Ashford OP General Partner LLC

	By:	Ashford Hospitality Trust, Inc.

		By:	/s/ DAVID A. BROOKS

Name: David A. Brooks
Title: Secretary and Chief Legal Counsel

GUARANTORS:

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS

Name: David A. Brooks
Title: Secretary and Chief Legal Counsel

ASHFORD TRS CORPORATION

By:	/s/ DAVID J. KIMICHIK

Name: David J. Kimichik
Title: President

ASHFORD TRS II LLC

By: Ashford TRS Corporation

By: /s/ DAVID J. KIMICHIK

Name: David J. Kimichik
Title: President

ASHFORD OP GENERAL PARTNER LLC

By: Ashford Hospitality Trust, Inc.

By: /s/ DAVID A. BROOKS

Name: David A. Brooks
Title: Secretary and Chief Legal Counsel

ASHFORD OP LIMITED PARTNER LLC

By:	Ashford Hospitality Trust, Inc.

	By:	/s/ DAVID A. BROOKS

Name: David A. Brooks
Title: Secretary and Chief Legal Counsel

ASHFORD LAWRENCEVILLE LP

By:	Ashford Properties General Partner LLC

	By:	/s/ DAVID A. BROOKS

Name: David A. Brooks
Title: Vice President

ASHFORD ANAHEIM LP

By:	Ashford Properties General Partner LLC

	By:	/s/ DAVID A. BROOKS

Name: David A. Brooks
Title: Vice President

ASHFORD KENNESAW I LP

By:	Ashford Properties General Partner LLC

	By:	/s/ DAVID A. BROOKS

Name: David A. Brooks
Title: Vice President

ASHFORD KENNESAW II LP

By:	Ashford Properties General Partner LLC

	By:	/s/ DAVID A. BROOKS

Name: David A. Brooks
Title: Vice President

ASHFORD ATLANTIC BEACH LP

By:	Ashford Properties General Partner Sub II LLC

	By:	Ashford Properties General Partner LLC

		By:	/s/ DAVID A. BROOKS

Name: David A. Brooks
Title: Vice President

ADMINISTRATIVE AGENT:

CALYON NEW YORK BRANCH

By:	/s/ JOSEPH A. ASCIOLLA

Name: Joseph A. Asciolla
Title: Managing Director

By:	/s/ DAVID BOWERS

Name: David Bowers
Title: Director

SYNDICATION AGENT:

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services, Inc.

By:	/s/ KIM LIAUTAUD

Name: Kim Liautaud
Title: Vice President

LENDERS:

CALYON NEW YORK BRANCH

By:	/s/ JOSEPH A. ASCIOLLA

Name: Joseph A. Asciolla
Title: Managing Director

By:	/s/ DAVID BOWERS

Name: David Bowers
Title: Director Commitment: $33,333,333.34

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services, Inc.

By:	/s/ KIM LIAUTAUD

Name: Kim Liautaud
Title: Vice President Commitment: $33,333,333.33

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ DAVID BLACKMAN

Name: David Blackman
Title: Managing Director
Commitment: $33,333,333.33